EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


E-REX,  Inc.
11645  Biscayne  Boulevard,  Suite  201
Miami,  FL  33181

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of the following report filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8:

          1. Our report dated April 7, 2002, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2001.


October  25,  2002



/s Parks, Tschopp, Whitcomb & Orr, P.A.
_________________________________________
Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.
Certified  Public  Accountants

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